Exhibit 99.4

The Amacore Group, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements

Contents

Financial Statements
Unaudited Pro Forma Consonsolidated Balance Sheet as of March 31, 2008	2
Unaudited Pro Forma Consolidated Statements of Operations for the Three Months Ended March 31, 2008	3
Unaudited Pro Forma Condensed Consolidated Statementof Operations for the Year Ended December 31, 2007	4
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

THE AMACORE GROUP, INC.
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2008

	The Amacore Group, Inc.	U.S. Health Benefits Group, Inc. and its Combined Affiliates	Pro Forma Adj Increase (Decrease)		Pro Forma Consolidated
ASSETS
Current assets
Cash	$2,824,526	$59,432	$(1,140,910)	(e)	$1,743,048
Restricted cash	566,935	-	-		566,935
Accounts receivable	496,896	142,018	-		638,914
Non-trade receivables - related party	75,469	-	-		75,469
Inventory	37,814	-	-		37,814
Prepaid expenses	3,920,234	15,893	-		3,936,127
Deposits	87,814	-	-		87,814
Total current assets	8,009,688	217,343	(1,140,910)		7,086,121

Fixed assets (net of accumulated depreciation)	760,048	271,453	-		1,031,501

Other assets
Goodwill	492,145	-	11,365,647	(e)(f)	11,857,792
Intangible assets (net of accumulated amortization)	593,678	-	-		593,678
Unallocated assets	13,566,021	-	-		13,566,021
Total assets	$23,421,580	$488,796	$10,224,737		$34,135,113

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,427,449	$46,976	$-		$2,474,425
Accounts payable - related party	527,930	-	-		527,930
Loans and notes payable	1,150,610	81,206	496,613	(e)	1,728,429
Accrued expenses and payroll taxes	4,746,895	95,512	-		4,842,407
Accrued dividends	704,482	-	-		704,482
Deferred compensation - related party	561,614	-	-		561,614
Deferred revenue	1,660,395	-	-		1,660,395
Total current liabilities	11,779,375	223,694	496,613		12,499,682

Long-Term Liabilities	-	-	993,225		993,225
Total liabilities	11,779,375	223,694	1,489,838		13,492,907

Stockholders' Equity (Deficit)
Preferred stock D, $.001 par value	-	-	-		-
Series C, mandatory convertible stock	-	-	-		-
Series D, mandatory convertible stock	-	-	-		-
Series E, mandatory convertible stock	-	-	-		-
Series G, mandatory convertible stock	1	-	-		1
Common stock A , $.001 par value	114,674	-	1,800	(e)	116,474
Common stock B, $.001 par value	29,063	-	-		29,063
Additional paid-in capital	91,452,579	292,450	8,705,751	(e)	100,450,780
Common stock, $.001 par value	-	1,020	(1,020)	(e)	-
Accumulated deficit	(79,954,112)	(28,368)	28,368		(79,954,112)
Total stockholders' equity (deficit)	11,642,205	265,102	8,734,899		20,642,206

Total liabilities and stockholders' equity (deficit)	$23,421,580	$488,796	$10,224,737		$34,135,113

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

THE AMACORE GROUP, INC.
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2008

	The Amacore Group, Inc.	U.S. Health Benefits Group, Inc. and its Combined Affiliates	Pro Forma Adj Increase (Decrease)		Pro Forma Consolidated
REVENUES
Membership fees	$5,065,492	$-	$-		$5,065,492
Commissions	136,743	1,317,262	(963,920)	(b)	490,085
Marketing fees	254,213	-	-		254,213
Fulfillment	12,885	-	-		12,885
Total revenue	5,469,333	1,317,262	(963,920)		5,822,675

COST OF SALES
Sales commissions	2,693,843	324,039	(963,920)	(b)	2,053,962
Benefit and service cost	131,173	-	-		131,173
Total cost of sales	2,825,016	324,039	(963,920)		2,185,135

GROSS PROFIT	2,644,317	993,223	-		3,637,540

OPERATING EXPENSES	5,119,698	824,224	-		5,943,922

Operating (loss) income from operations before other income and expense	(2,475,381)	168,999	-		(2,306,382)

OTHER (EXPENSE) INCOME
Interest income	14,873	33	-		14,906
Interest expense	(35,538)	-	(19,000)		(54,538)
Loss on conversion of note payable	(98,603)	-	-		(98,603)
Miscellaneous	1,995	(120)	-		1,875
Total other (expense) income	(117,273)	(87)	(19,000)		(136,360)

Net (loss) income before income taxes	(2,592,654)	168,912	(19,000)		(2,442,742)

Income taxes	-	-	-	(c)	-

Net (loss) income	(2,592,654)	168,912	(19,000)		(2,442,742)
Preferred stock dividend and accretion	(317,300)	-	-		(317,300)

Net (loss) income available to common stockholders	$(2,909,954)	$168,912	$(19,000)		$(2,760,042)

Basic and diluted loss per share	(0.02)	-	-		(0.02)

Basic and diluted weighted average number of common shares outstanding	138,595,460	-	20,454,545		159,050,005

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

THE AMACORE GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2007

	The Amacore Group, Inc.	LifeGuard Benefits Services, Inc. (a)	U.S. Health Benefits Group, Inc. and its Combined Affiliates	Pro Forma Adj Increase (Decrease)	Pro Forma Consolidated

REVENUES
Membership fees	$4,188,084	$3,132,400	$-	$-	$7,320,484
Commissions	108,787	35,149	5,480,624	(3,207,556)	2,417,007
Fulfillment	23,991	23,992	-	-	47,983
Total revenue	4,320,862	3,191,541	5,480,624	(3,207,556)	9,785,471

COST OF SALES
Sales commissions	2,086,180	1,470,328	1,271,076	(3,207,556)	1,620,028
Insurance product cost	139,767	-	-	-	139,767
Total cost of sales	2,225,947	1,470,328	1,271,076	(3,207,556)	1,759,795

GROSS PROFIT	2,094,915	1,721,213	4,209,548	-	8,025,676

OPERATING EXPENSES	23,278,059	2,022,887	3,612,198	-	28,913,144

Operating (loss) income from operations before other income and expense	(21,183,144)	(301,674)	597,350	-	(20,887,468)

OTHER (EXPENSE) INCOME
Interest income	102,652	-	1,973	-	104,625
Interest expense	(154,200)	(5,138)	(3,615)	(73,000)	(235,955)
Miscellaneous	4,506	-	-	-	4,506
Total other (expense) income	(47,042)	(5,138)	(1,642)	(73,000)	(127,079)

Net (loss) income before income taxes	(21,230,186)	(306,812)	595,708	(73,000)	(21,014,287)

Income taxes	-	-	-	-	-

Net (loss) income	(21,230,186)	(306,812)	595,708	(73,000)	21,014,287
Preferred stock dividend and accretion	(590,781)	-	-	-	(590,781)

Net (loss) income available to common stockholders	$(21,820,967)	$(306,812)	$595,708	$(73,000)	$21,605,069

Basic and diluted loss per share	$(0.18)				$(0.15)

Basic and diluted weighted average number of common shares outstanding	119,654,979	-	-	20,454,545	140,109,524

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

THE AMACORE GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Explanatory Note

On March 31, 2008, The Amacore Group Inc. (the “Company”) acquired US Health Benefits Group, Inc. and its Combined Affiliates (collectively “US Health”).

The consideration for the acquisition is a combination of cash and stock.  The agreed value of the acquisition is $14,300,000 (inclusive of contingent consideration of $2,550,000) and is payable as follows:

•	Cash at closing $1,140,910
•	1,800,000 unregistered shares of our Class A common stock with a deemed value of $5.00 per share ($9,000,000 equivalent)
•	Deferred cash of $1,609,090 payable in equal installments quarterly in advance over a three year period
•
Contingent consideration in the form of an earn out equal to $2,550,000, being $850,000 per annum based on US Health attaining an audited net contribution of $2,000,000 (Target Contribution) in each of the next three (3) years.  This amount will be reduced if US Health does not achieve the Target Contribution or will be increased if it exceeds the Target Contribution.

The purchase agreement provides for a share adjustment, if necessary, eighteen (18) months from the acquisition’s effective date.  Within the immediate preceding thirty (30) day period prior to the share adjustment date if the Company’s common stock has an average trading price below $5.00 per share, additional shares of the Company’s common stock will be issued such that the aggregate number of shares issued under the terms of the merger agreement has a value equal to the agreed-upon value of $9,000,000.  In the event the Company’s common stock has an average trading price for the said period of $5.00 or more, no adjustment shall be made to the amount of common stock previously issued and the previous stock issuance shall be deemed final and not subject to further adjustment.  However, in the event the average common stock price is below $1.50 for the said adjustment period, the Company has the right to effectively unwind the merger and irrevocably transfer 100% of US Health’s acquired stock to the previous US Health shareholder.  In addition, the Company has the right to receive from the US Health shareholder 80% of the Company’s common stock issued as consideration.

US Health includes three companies, US Healthcare Plans, Inc., On The Phone, Inc., and US Health Benefits Group, Inc.

(a)
On October 9, 2007 the Company completed the acquisition of LifeGuard Benefits Services, Inc. (“LifeGuard”).  Accordingly, the historical results of operations include LifeGuard Benefits Services Inc. from October 9, 2007 through December 31, 2007.  These amounts for LifeGuard are included for the period prior to October 9, 2007 to reflect the combined operations for all of the companies for the entire year. LifeGuard was a significant provider of health care plans sold by US Health.

(b)	Intercompany commission revenue and expense between LifeGuard and US Health has been eliminated from consolidated results of operations.

(c)	An income tax benefit from pro forma consolidated results of operations has been excluded as a full valuation allowance would be recorded.

(d)
Weighted-average number of shares outstanding include 20,454,545 shares which, as of March 31, 2008, are the maximum number of share issuable as part of the purchase agreement between the Company and US Health.

(e)
The pro forma condensed consolidated balance sheet as of March 31, 2008 gives effect to the purchase of US Health through the issuance of 1,800,000 shares of Amacore Common A Stock at the guaranteed value in exchange for all the shares of common stock of US Health, the payment of cash and the issuance of debt (as noted above) as if the acquisition it had occurred on March 31, 2008.  Debt payable more than one year after the balance sheet date has been discounted to its net present value using a discount rate of 4.82% which represents the 5 year corporate bond rate.

(f)
The Company has not finalized its analysis of intangible assets resulting from the purchase of U.S. Health. For pro forma purposes, goodwill has been recorded. Should any intangible assets be identified upon completion of said analysis such assets will be reclassified and amortized.  Accordingly, these pro forma financial results do not include any adjustment for amortization expense associated with the amortization of intangible assets.